UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFT 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Director; Appointment of Principal of Officers

On July 6, 2005, the Board of Directors of Stratus Services Group, Inc. (the “Company”) elected Norman Goldstein to the position of Director. Mr. Goldstein was elected, in part, to fill the vacancy left by the death, in January, 2004, of former Stratus director H. Robert Kingston, whose seat had never been previously filled. Mr. Goldstein is currently the President and CEO of NGA, Inc., which is a flat glass import/export company. Mr. Goldstein has also acted as a consultant to several other companies with respect to capital-raising transactions.

At present, Mr. Goldstein has not been elected to serve on any Board Committee, nor has it been determined on which Board Committees on which he may be expected to serve.

Mr. Goldstein has, on or about July 8, 2005, made a $120,000 demand loan to the Company, at a market rate of interest, which the Company anticipates repaying over the short term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Services Group, Inc.
(Registrant)

Dated: July 12, 2005	By: /s/ Joseph J. Raymond
Joseph J. Raymond
President and Chief Executive Officer